Exhibit 10.14

OFFICE LEASE

THIS AGREEMENT, entered into this 8th day of January, 2018, between FARRELL MARINE HOLDINGS, JJ CENTER, LLC, a Florida limited liability company, hereinafter called the LANDLORD, and FMC Globalsat, Inc., a Florida corporation, hereinafter called the TENANT.

Upon the terms and conditions hereinafter set forth, the Landlord does hereby lease, rent and demise unto the Tenant and the Tenant does hereby lease from and of the Landlord the “demised premises” situate and being in the County of Broward, State of Florida, more particularly described as the first floor of the offices located at 3301 S.E. 14th Avenue, Fort Lauderdale (Dania Beach), Florida 33316, representing approximately 3,050 +/- square feet to be used and occupied by the Tenant as General Offices for Global Satellite company and related activities, and for no other purpose and use whatsoever. In addition the Tenant, at its own risk, shall have the non-exclusive use of unassigned parking spaces in the parking lot adjacent to the building. Tenant may use all of the aforementioned spaces for vehicular (automobiles and vans only), in and out parking only. No storage of equipment, sheds, mechanical devices, parts, etc. Tenant shall park at its own risk and shall not hold Landlord liable for any theft, damage, injury or other damages related to Tenant, Tenant’s employees or Tenant’s guest’s use of the parking. Tenant shall maintain the parking bumpers at its sole cost and expense.

1.  TERM. The term and duration of this lease shall be for a period of two (2) years, commencing February 1, 2018 and fully ending on January 31, 2020.

2.  RENT. Tenant agrees to pay to the Landlord as “Base Rent” for the full term of this Lease the total sum of One Hundred Thousand Four Hundred and 00/100 Dollars ($100,400.00) plus any sales tax due thereon which shall be due and payable as follows:

Period	Base Rent	Monthly Rent	Monthly Sales Tax	Total Monthly Base Rent & Sales Tax
February 1, 2018 – January 31, 2019	$50,400.00	$4,200.00	$252.00	$4,452.00
February 1, 2019 – January 31, 2020	$50,400.00	$4,200.00	$252.00	$4,452.00

Base Rent is due and payable by the first of each month. The above charges are exclusive of electric, water/sewer, janitorial, interior and exterior pest control, trash removal and increases in Real Estate Taxes and Insurance as provided in paragraphs 5(d) and 6 herein.

Tenant shall submit to Landlord First Full Month’s Rent ($4,452.00) and Last Month’s Rent ($4,452.00), including sales tax, for a total of Eight Thousand Nine Hundred Four and 00/100 Dollars ($8,904.00) upon execution of this Lease

Rent payments are to be mailed to: Farrell Marine Holdings JJ Center, LLC, 1510 SE 17th Street, Suite 400, Fort Lauderdale, FL 33316

3.  OPTION TO RENEW: Provided Tenant is not in default of any of the terms of this lease and thatTenant is in possession of the Leased Premises, Tenant may renew this lease for two additional two year periods at the following Base Rent Schedule:

First Option Period	Base Rent	Monthly Rent	Monthly Sales Tax	Total Monthly Base Rent
February 1, 2020 – Januarv 31, 2021	$51,912.00	$4,326.00	$259.56	$4,585.56
February 1, 2021 – Januarv 31, 2022	$53,469.36	$4,455.78	$267.35	$4,723.13

Second Option Period
February 1, 2022 – January 31, 2023	$55,073.40	$4,589.45	$275.37	$4,864.82
Februarv 1, 2023 – Januarv 31, 2024	$56,725.68	$4,727.14	$283.63	$5,010.77

Provided that Tenant is not in default of any of the terms of the lease, Tenant shall provide Landlord with prior written notice of its intention to renew no more than 120 days and no less than 90 days prior to the expiration of the Lease. The above charges are exclusive of electric, water/sewer, janitorial, interior and exterior pest control, trash removal and increases in Real Estate Taxes and Insurance as provided in paragraphs 5(d) and 6 herein. Sales Tax is estimated at six percent (6%). Sales tax shall be charged at the actual rate assessed by the State of Florida and/or Broward County, Florida or such other taxing authority as the case may be.

4.  SECURITY. The Tenant hereby deposits the sum of Four Thousand Two Hundred and 00/100 Dollars ($4,200.00) with the Landlord, as security for the full and faithful performance by the Tenant of each and every term, covenant, and condition of this Lease. In the event Tenant defaults in respect to any of the terms, provisions, covenants, and conditions of this Lease, including but not limited to payment of any rentals, the Landlord may in addition to all other right Landlord’s and remedies available to Landlord hereunder or at law or in equity, use, apply, or retain the whole or any part of the security so deposited for the payment of any such rents in default or for any other sum which the Landlord may expend or be required to expend by reason of the Tenant’s default, including any damages or deficiency in reletting the demised Premises, whether such damages or deficiency may accrue before or after summary proceedings or other re-entry by the Landlord, but Tenant’s liability under this Lease shall thereby be discharged only pro tanto; that Tenant shall remain liable for any amounts that such sum shall be insufficient to pay; that Landlord may exhaust any or all rights and remedies against Tenant before resorting to said sum, but nothing herein contained shall require or be deemed to require Landlord to do so. The Tenant agrees to increase the amount of security deposit held by the Landlord to an amount equal to one month’s rent of the new lease option. The Tenant shall not be entitled to any interest on the security. Furthermore, the Tenant shall not be entitled to any return of his security deposit until after the keys have been returned to the Landlord and the Landlord has had the opportunity to inspect the Premises and to determine that said Premises have been left in good, tenable condition, normal wear and tear excepted.

In the event of a transfer or sale of Landlord’s interest in the Premises, the Landlord shall have the right to transfer the security to the transferee or vendee for the benefit of the Tenant, and the Landlord shall be considered released by the Tenant from all liability for the return of such security, and the Tenant agrees tolook to the new Landlord solely for the return of the security. The security deposited under this Lease shall not be assigned, pledged or encumbered by the Tenant without the written consent of the Landlord.

Under no circumstances shall the Security Deposit provided to the Landlord herein be used for the payment of rent at the end of the term of this lease or any renewal or extensions thereof.

5.  ADDITIONAL RENT. In addition to the “minimum rent”, all other payments to be made by Tenant hereunder shall be deemed for the purpose of securing the collection thereof to be additional rent hereunder, whether or not the same be designated as such, and shall be due and payable on demand.

(a)  LATE FEES. Tenant agrees to pay a late charge fee of $100.00 for any monthly payment of rent not paid on or before the 5th day of the month in which the rental payment is due, and an additional late charge fee of $25.00 per day thereafter until said payment and late charge fees are paid in full.

(b)  DISHONORED CHECKS. Payment by personal or business check shall be conditional payment, and if rejected for uncollected or insufficient funds, Landlord may require rent, which shall include all late charges plus a service charge of five percent (5%) of the amount of the rejected check, to be paid by cashiers check or money order. Landlord may require all future payments to be paid by cashiers check or money order. The foregoing shall be in addition to any other rights or remedies Landlord may have pursuant to law or the terms of this Lease.

(c)  UTILITY CHARGES. The Tenant shall be responsible for and agrees to promptly pay all charges for all utilities and services for the leased premises, including, but not limited to: janitorial services and supplies, trash removal, gas, electricity, security alarm and alarm services, rear security lighting (interior and exterior as, in Tenant’s sole opinion and deems necessary) or any other illumination, and for all water, sewer, and other maintenance and repair costs specifically associated with the said premises and the west (rear) parking lot. Tenant agrees to have all utility accounts servicing the leased premises placed in its name prior to possession. Should the water/sewer or electricity not be separately metered, Tenant shall pay for 50% of the utility bill for the Building. Tenant shall be responsible for all Janitorial/Cleaning service expenses and trash removal services (for office papers and related small debris) for the premises, and shall arrange for same.

(d)  INCREASE IN INSURANCE PREMIUM OVER A BASE YEAR. Tenant shall punctually pay as additional rent a proportion of any increase in the premiums for fire, extended coverage and related insurance that may be levied or charged over the dollar amount for the base year of 2018, which proportion shall be determined by the ratio which the number of square feet of the Premises bears to the total number of square feet of the rentable areas of the Property with the folio number 5042-23-06-0010. Said proportion is eight point one one percent (8.11%) Such additional rent shall be due and payable by the Tenant within 15 days afterthe mailing of notice by the Landlord requesting such additional rent.

(e)  INCREASE IN INSURANCE PREMIUM BY USE. Tenant agrees that it will not keep, use or store in or upon the Premises any article which may be prohibited by the standard form of fire, extended coverage and related insurance policy. Tenant agrees to pay any increase in premium for fire, extended coverage and related insurance that may be charged during the term of this Lease on the amount of such insurance which may be carried by Landlord on said Premises or the building of which they are a part, resulting from the type of merchandise stored by Tenant in the Premises, whether or not Landlord has consented to same. In determining whether increased premiums are the result of Tenant use of the Premises, a schedule, issued by the organization making the insurance rate on the Premises, showing the various components of such rate, shall be conclusive evidence of the several items and charges which make up the fire insurance rate on the Premises.

6.  TAX INCREASE. Tenant shall punctually pay as additional rent its proportionate share of any increase in the real estate taxes above the amount of any such tax levied upon the taxed parcel for the year 2018. The proportionate share to be paid by Tenant shall be the proportion shall be determined by the ratio which the number of square feet of the Premises bears to the total number of square feet of the rentable areas of the Property with the folio number 5042-23-06-0010. Said proportion is eight point one one percent (8.11%) Landlord shall pay all Real Estate Taxes promptly when due each year in November and submit copies of said bills along with a detail of the amount due from the Tenant. Said payment shall be due within 15 days after the mailing of notice by the Landlord requesting such additional rent.

7.  CONDITION OF PREMISES. Tenant shall examine the premises prior to delivery by Landlord and hereby accepts the Premises in “AS IS” condition. unless otherwise expressly agreed in writing. Any other modifications to the space shall require Landlord’s prior written approval, which approval shall not be unreasonably withheld. Notwithstanding the provisions of this paragraph, Landlord shall provide the following improvements prior to Tenant’s occupancy:

Replace all ceiling tiles and grid;

Replace ceiling light fixtures;

Enclose with doors 5 existing office spaces;

Add kitchenette with sink, dishwasher, refrigerator, cabinets and countertops

New building standard flooring throughout

Patch, repair, and paint existing walls in a single color of Tenant’s choice in building standard paint

Add awnings over entry doors

Add planter or other covering to obscure from view the AC compressor at the entry

Ensure all electrical is in good working condition, including outlets and light switches, as per existing layout.

Landlord shall ensure the HVAC is in good working condition at the commencement of the Lease.

8.  OCCUPATIONAL LICENSE / BUSINESS TAX RECEIPT. It is the Tenant’s responsibility to qualify for and obtain an Occupational License / Business Tax Receipt and any permits required by any agency for the Tenant’s lawful operation of business within leased Premises.

9.  CARE OF PREMISES. Tenant shall commit no act of waste and shall take good care of the Premises and the fixtures and appurtenances therein and shall, in the use and occupancy of the Premises, conform to all laws, orders and regulations of the Federal, State and Municipal governments, or any of their departments, and regulations of the Board of Fire Underwriters, applicable to the Premises. Any Landlord permitted interior improvements or changes, (as given in paragraph #7), within leased Premises, must comply with applicable zoning and code requirements, and any permits required by any agency are the Tenant’s responsibility. Any building code updates required to/in the demised premises as a result of any occupancy permit, construction permit, or any other permit taken out by the Tenant, shall be at the sole cost and expense of the Tenant.

10. TENANT’S COVENANTS. Tenant shall not, without Landlord’s prior written consent:

(a)  make any alterations, additions or improvements in, to or about the Premises. All plans shall be submitted to Landlord in advance and subject to Landlord’s prior written approval. All work must be done with permits from all appropriate regulatory agencies. Further, at the end of the lease period, Landlord may, at his discretion, have the Tenant restore the premises to its original condition.

(b) permit the accumulation of waste or refuse matter;

(c)  abandon the Premises or suffer the Premises to become vacant or deserted for a period of longer than 14 days;

(d)  erect, place or allow to be placed, any sign, lettering or advertising matter on the exterior of the Premises; see restoration requirements, paragraph 26.

(e)  park, or allow its visitors, agents, guests or employees, to park any vehicles except in an area designated by Landlord.

11.  ASSIGNMENT AND SUBLEASE. Tenant shall not assign, sublease, transfer, mortgage, pledge, or otherwise encumber this Lease without the prior written approval of Landlord. If this Lease is assigned or subleased, the Landlord may, after default by the Tenant, collect rent from the assignee, or occupant and apply the net amount collected to the rent herein reserved, but no such collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, or occupant as Tenant or a release of the Tenant from the further observance and performance by the Tenant of the covenants herein contained.

12.  DESTRUCTION. If the Premises shall be damaged by fire or other casualty required to be insured under Landlord’s insurance policies, then upon Landlord’s receipt of the insurance proceeds, Landlord may except as otherwise provided herein, promptly repair and restore the same (exclusive of Tenant’s lighting and trade fixtures, furniture, furnishings, personal property, decorations, signs and contents) substantially to the condition thereof immediately prior to such damage or destruction limited, however, to the extent of the insurance proceeds actually received by Landlord therefore. Landlord, at its sole discretion, may elect either to repair the damage as aforesaid, or to cancel this Lease by written notice of cancellation given to Tenant within ninety (90) days after the date of such occurrence, and thereupon this Lease shall cease and terminate with the same force and effect as though the date set forth in the Landlord said notice were the date herein fixed for the expiration of the Lease Term. If by reason of such fire or other casualty the Premises is rendered wholly untenable, the “minimum rent” shall be abated, or if only partially damaged, such rent shall be abated proportionately as to that portion of the Premises rendered untenable. Tenant shall not be entitled to and hereby waives all claims against Landlord for any compensation or damage for loss of use of the whole or any part of the Premises and/or for any inconvenience or annoyance occasioned by any such damage, destruction, repair or restoration.

13. DEFAULT. Upon the written notice of any one or more of the following events and after a cure period of 30 days:

(a) Tenant’s default in the payment of any rental due hereunder.

(b) Tenant’s continued default in performance or with respect to any other covenant of this Lease after delivery of written notice of such default to Tenant by Landlord or Landlord’s agent.

(c) Tenant’s making an assignment for the benefit of creditors.

(d) A receiver or trustee being appointed for Tenant.

(e) Tenant’s voluntarily petitioning for relief under, or otherwise seeking the benefit of, any bankruptcy, reorganization, arrangement or insolvency law.

(f) Tenant’s vacating or abandoning the Premises.

(g) Tenant’s interest under this Lease being sold under execution or other legal process.

(h) Tenant’s interest under this Lease being assigned by operation of law.

(i) Any of the goods or chattels of the Tenant used in or incident to the operation of the demised Premises being seized, sequestered, or impounded by virtue of or under authority of any legal proceeding, which seizure, sequestration or impounding shall materially affect the possible continuation of the operation of the demised Premises by Tenant.

LANDLORD, AT ITS OPTION, MAY EXERCISE ANY ONE OR MORE OF THE FOLLOWING OPTIONS:

(1) Terminate Tenant’s right to possession under this Lease and re-enter and take possession of the demised Premises and relet or attempt to relet said Premises on behalf of Tenant, at such rent and under such terms and conditions as Landlord may deem best under the circumstances for the purpose of reducing Tenant’s liability, and Landlord shall not be deemed to have thereby accepted a surrender of the Premises, and Tenant shall remain liable for all rents and additional rents due under this Lease (including but not limited to accelerated rents and additional rents for the remainder of the term of the Lease) and for all damages suffered by Landlord because of Tenant’s breach of any of the covenants of this Lease. At any time during such repossession or reletting, Landlord may, by delivering written notice to Tenant, elect to exercise its option under the following subparagraph to accept a surrender of the Premises, terminate and cancel this Lease, and retake possession and occupancy of the demised Premises on behalf of Landlord.

(2) Declare this Lease to be terminated, ended and null and void, whereupon the term hereby granted and all right, title and interest of Tenant in the demised Premises shall be without prejudice to Landlord’s right to collect from Tenant any rental or additional rental which has accrued prior to such termination (including but not limited to accelerated rents and additional rents for the remainder of the term of the Lease) together with all damages suffered by Landlord because of Tenant’s breach of any covenant under this lease.

(3) Accelerate and declare immediately due and payable all rents and other charges due for the remainder of the term of the Lease.

(4) Landlord shall also be entitled to pursue any and all other rights and remedies available to Landlord at law or in equity including, but not limited to, the right to specific performance as set forth in Paragraph 12 of this Lease.

14. BANKRUPTCY. It is agreed between the parties hereto: If Tenant shall be adjudicated bankrupt or insolvent or take the benefit of any federal reorganization or composition proceeding or make a general assignment or take the benefit of an insolvency law, or if Tenant’s lease hold interest under this Lease shall be sold under any execution or process of law, or if a trustee in bankruptcy or a receiver be appointed or elected or had for Tenant (whether under federal or state laws), or if said Premises shall be abandoned or deserted, or if Tenant shall fail to perform any of the covenants or conditions of this Lease on Tenant’s part to be performed, or if this Lease or the terms hereof be transferred or pass to or devolve upon any person, firm, officer or corporation other than Tenant, then and in any of such events this Lease and the term of this Lease, at Landlord’s option, shall expire and end, seven days after Landlord shall give Tenant written notice (in the manner herein above provided) of such act, condition or default and Tenant hereby agrees immediately to then quit and surrender said Premises to Landlord; but this shall not impair or affect Landlord’s right to maintain summary proceedings for the recovery of the possession of the demised Premises in all cases provided for by law. If the term of this Lease shall be so terminated, Landlord may immediately or at any time thereafter re-enter or re-possess the Premises and remove all persons and property there from without being liable for trespass or damages.

15. SPECIFIC PERFORMANCE. Tenant’s obligations hereunder shall be enforceable by specific performance, and Landlord shall be entitled to restraint by injunction of the violation or attempted or threatened violation of any of the terms, covenants, conditions, provisions or agreements of this Lease. The specified remedies to which the Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means or redress to which Landlord may be lawfully entitled in case of any breach or threatened breach of any provision of this Lease.

16. LEASE SUBORDINATE TO MORTGAGE OR LAND LEASE. It is agreed that the rights and interest of Tenant under this Lease shall be subject and subordinate to any mortgages or land leases that may hereafter be placed upon the Premises, and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, modifications, replacements and extensions thereof. Although no document shall be necessary to effectuate said subordination, Tenant shall execute and deliver whatever instruments may be required for such purposes within ten (10) days after demand to do so by Landlord.

In the event Tenant refuses to execute said instruments to effectuate said subordination, Tenant does hereby make, constitute and irrevocably appoint Landlord as its attorney in fact to do so, but nothing contained herein shall be deemed to impose any duty upon Landlord or affect in any manner the obligations by Tenant hereunder.

17. MECHANIC’S AND OTHER LIENS. Tenant is hereby expressly prohibited from creating or causing any liens whatsoever to affect Landlord property and hereby covenants and agrees that in the event of a lien or liens being filed affecting the Premises or any part thereof, Tenant will immediately remove same and furnish Landlord with any documents deemed necessary by Landlord to effectuate the discharge of said lien or liens, or at Landlord’s sole discretion to furnish Landlord with a Bond indemnifying Landlord against such lien or liens. In the event Tenant fails to take immediate action to remove said lien or liens, Landlord may, without in any manner affecting Tenant’s obligations under this paragraph, take any action Landlord at its sole discretion shall deem necessary to discharge said lien or liens, and to charge Tenant as additional rent payable on demand for all costs incurred by Landlord in this regard, including attorneys’ fees.

18. ACCESS TO PREMISES. Landlord and its authorized representatives shall have the right to enter upon the Premises during all regular business hours for the purpose of inspecting or exhibiting the same to prospective purchasers, mortgagees and tenants. Landlord shall also have the right to enter upon the Premises during all regular business hours (and in emergencies at all times) for the purpose of making any repairs to the building of which it forms a part as Landlord may deem necessary, and for any other lawful purpose; said right of entry shall likewise exist for the purpose of removing placards, signs, fixtures, alterations, or additions which do not conform to this agreement, and in connection therewith, Landlord shall have the right to take materials, tools and equipment in, through or above the Premises that may be required therefor, without the same constituting an actual or constructive eviction of Tenant from the Premises or any part thereof.

19. MAINTENANCE. Tenant shall at all times keep the demised Premises including without limitation canopies, pipes, electrical wiring, exterior entrances, including doors and closers, all glass and glass bricks and window moldings, all interior partitions, walls, ceilings, floor coverings, doors including but not limited to front door, fixtures, signs, equipment and appurtenances thereof, lighting, and plumbing fixtures, and air-conditioning system, in good order, condition and repair, and shall promptly repair or replace such damaged or destroyed items with the same kind, at its cost, regardless of cause. If Tenant shall fail, refuse or neglect to make repairs in accordance with the terms and provisions of this Lease or if Landlord is required to make any repairs by reason of any act, omission to act or negligence of Tenant, or the subtenant, concessionaire or licensee of Tenant, or their respective employees, agents or contractors, Landlord shall have the right, at its option, after Landlord shall have given to Tenant a ten (10) day notice (except in case of an emergency), to make such repairs on behalf of and for the account of Tenant and to enter upon the Premises for such purposes, and add the cost and expense thereof, to the next installment of the “minimum rent” due and Tenant agrees to pay such amount, but nothing contained in this Paragraph shall be deemed to impose any duty upon Landlord or affect in any manner the obligations assumed by Tenant hereunder. Tenant shall have 60 (sixty) days from the date of occupancy to notify Landlord of any deficiencies, inoperable equipment, or other items needing repair. Tenant shall obtain at its own expense a maintenance/service contract for at least quarterly service, with a licensed and insured HVAC company. A copy of said contract shall be furnished to the Landlord. Landlord shall repair and/or replace, in Landlord’s sole discretion, the HVAC provided that such repair or replacement is not due to the Tenant’s intentional actions or negligence and that Tenant has complied with the maintenance/service contract required under this paragraph.

20. CONDEMNATION: In the event any portion of said Premises is taken by any condemnation or eminent domain proceedings the minimum rental herein specified to be paid shall be ratably reduced according to the area of the Premises which is taken, or if a sufficient portion of the Premises is taken, so as to render the same untenanable, this Lease shall terminate, and in any event Tenant shall be entitled to no other consideration by reason of such taking, and any damages suffered by Tenant on account of the taking of any portion of said Premises and any damages to any structures erected on said Premises, respectively, that shall be awarded to Tenant in said proceedings shall be paid to and received by Landlord, and Tenant shall have no right therein or thereto or to any part thereof, and Tenant does hereby relinquish and assign to Landlord all of Tenant’s rights and equities in and to any such damages.

21. INDEMNIFICATION OF LANDLORD. INDEMNITY: (a) Tenant hereby agrees to defend, pay, indemnify and save free and harmless Landlord from and against any and all claims, demands, fines, suits, actions, liabilities, proceedings, orders, decrees and judgments of any kind or nature by or in favor of anyone whomsoever and from and against any and all costs and expenses, including reasonable attorney’s fees, and appellate costs and attorneys’ fees, resulting from or in connection with loss of life, bodily or personal injury or property damage arising, directly or indirectly, out of or from or on account of any occurrence in, upon, at or from the Premises or occasioned by Tenant wholly or in part through the use and occupancy of the Premises or any improvements by Tenant therein or appurtenances thereto, or by any act or omission or negligence of Tenant or any subtenant, concessionaire or licensee of Tenant, or their respective employees, agents or contractors in, upon, at or from the Premises or its appurtenances or any common areas of the complex; (b) Tenant and all those claiming by, through or under Tenant hereby release Landlord, to the full extent permitted by law, from all claims of every kind, including loss of life, personal or bodily injury, damage to merchandise, equipment, fixtures or other property, or damage to business or for business interruption, arising, directly or indirectly, out of or from or on account of such occupancy and use or resulting from any present or future condition or state of repair thereof; (c) Landlord shall not be responsible or liable for damages at any time to Tenant, or to those claiming by, through or under Tenant, for any loss of life, bodily or personal injury, or damage to property or business, or for business interruption, that may be occasioned by or through the acts, omissions or negligence of any other persons, or any other tenants or occupants of any portion of the complex; (d) Landlord shall not be responsible or liable for damages at any time for injury or damage to, caused by or resulting from the bursting, breaking, leaking, running, seeping, overflowing or backing up of water, steam, gas or sewage, in any part of the Premises or caused by or resulting from acts of God or the elements, or resulting from any defect or negligence in the occupancy, construction, operation or use of any buildings or improvements in the complex, including the Premises, or any of the equipment, fixtures, machinery, appliances or apparatus therein. Tenant shall look solely to the equity of, or the interest of the said Landlord in the property, of which the leased premises are a part for the satisfaction of each and every remedy of the Tenant in the event of any breach by the Landlord or by such successor in interest of any of the terms, covenants and conditions of this Lease to be performed by the Landlord, or any claim against the Landlord such exculpation of personal liability to be without any exception whatsoever.

22. LIABILITY INSURANCE.

a. Tenant shall, at its expense, maintain (a) property insurance on Tenant’s property, including leasehold improvements, which coverage shall provide protection against perils included within a Standard Florida Property Form for Fire, Windstorm and other Extended Coverages, together with insurance against vandalism and malicious mischief and special perils, commonly known as all risk coverage; (b) commercial general liability insurance, including coverage for bodily injury and death, broad form property damage and personal injury and such other coverages as were once referred to as broad form coverage in an amount of not less than One Million Dollars ($1,000,000.00) combined single limit for both bodily injury and property damage; (c) contractual liability under which the insurer agrees to indemnify and hold Landlord harmless from and against any and all costs, expenses and/or liability arising out of or based upon any and all claims, accidents, injuries and damages mentioned in the indemnification provisions contained in this Lease; (d) worker’s compensation insurance with coverage of no less than One Million Dollars ($1,000,000) per claim; and (e) automobile insurance for any of Tenant’s company vehicles with liability insurance coverage of no less than One Million Dollars ($1,000,000.). Landlord shall be named as Additional Insured in said policies where Landlord has an insurable interest.

b. All policies of insurance required from Tenant shall be issued in a form acceptable to Landlord by insurance companies with general policy holders ratings of “A” as rated in the most current available “Best’s Insurance Reports” and qualified to do business in Florida. Each and every policy shall be issued in the names of Tenant with Landlord as additional insured and any other parties in interest designated in writing by notice from Landlord to Tenant and such policy shall state that the insurance coverage may not be changed, cancelled or non-renewed without at least 30 days prior written notice to Landlord.

c. The insurance policies required hereunder from Tenant, or certificates thereof, shall be delivered to Landlord on or before delivery of possession of the Premises to Tenant and thereafter, within 30 days prior to the expiration date of each such policy and as often as any such policy shall expire or terminate, renew or should additional policies be procured and maintained.

d. Each such policy required by Tenant hereunder shall be written as a primary policy which does not contribute to and is not in excess of coverage which Landlord may carry.

e. In the event the Premises, or any part thereof or any personal property located therein are damaged or destroyed by fire or other insured casualty, the rights, if any, of Tenant against the Landlord with respect to such damage or destruction are waived and each policy of fire and/or extended coverage maintained by Tenant covering the Premises and the personal property located therein shall contain a clause or endorsement providing in substance a waiver of subrogation so that the insurance shall not be prejudiced if the insured has waived its right of recovery from any person or persons prior to the date of loss or damage.

f. If during the Term, insurance premiums on any insurance policy carried by Landlord on the Building or the Premises are increased due to or resulting from Tenant’s occupancy hereunder, Tenant shall pay to Landlord as additional rent the amount of the increase in insurance premiums within 10 days after Landlord’s demand (accompanied by reasonable evidence of the increase).

23. ATTORNEYS’ FEES. In any proceeding which Landlord or Tenant may prosecute to enforce its rights hereunder, the unsuccessful party shall pay all costs of litigation incurred by the prevailing party, including reasonable attorneys’ fees, incurred at both the trial and appellate levels. If Landlord commences any summary proceeding (or equivalent) or an action for nonpayment of Rent, Tenant shall not interpose any non-mandatory counterclaim of any nature or description in the proceeding or action, provided that this prohibition shall not prevent Tenant from raising any appropriate defense in such proceeding or action and any such underlying claim shall be preserved for any subsequent action commenced by Tenant against Landlord.

TENANT AND LANDLORD BOTH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON THIS LEASE OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LEASE AND ANY DOCUMENT EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE TENANT OR LANDLORD. LANDLORD AND TENANT HEREBY AGREE TO BINDING ARBITRATION IN THE EVENT OF ANY DISPUTE, CLAIM, OR LITIGATION THAT MAY ARISE BETWEEN THEM.

The laws of the State of Florida shall apply in any dispute concerning this Lease Agreement. Venue shall be Broward County, Florida.

24. NOTICES. All notices, election, demands, requests and other communications hereunder shall be in writing, signed by the party making the same and shall be sent by certified or registered United States mail, postage prepaid, or handled delivered, addressed:

TO TENANT:	Emmanuel Cortel, CEO
FMC Globalsat, Inc.
3301 SE 14th Avenue
Fort Lauderdale, Florida 33316

TO LANDLORD:	Farrell Marine Holdings JJ Center, LLC
Attn: William Crothers, CFO
1510 SE 17th Street, Suite 400
Fort Lauderdale, FL 33316

With a Copy to
Farrell Marine Holdings JJ Center, LLC
Attn: Joseph E. Farrell, Jr., Manager
1510 SE 17th Street, Suite 400
Fort Lauderdale, FL 33316

25. POSSESSION. If Landlord is unable to give possession of the Premises on the date of commencement of the term of this Lease for any reason, rent shall abate for the period that possession by Tenant is delayed. If such delay shall continue for more than 90 days, then Tenant may within 10 days after the expiration of said 90 day period, give Landlord a notice of election to terminate this Lease. Unless possession of the Premises shall sooner be made available to Tenant, this Lease shall terminate on the 10th day after the giving of said notice and Landlord shall return to Tenant the consideration paid. Landlord shall have no obligation to Tenant for failure to give possession except as above provided. Nothing herein shall operate to extend the term of the Lease beyond the agreed expiration date.

26. SURRENDER. The Tenant shall on the expiration or sooner to the termination of the lease term surrender to the Landlord the demised Premises, including all buildings, replacements, changes, additions, and improvements constructed or placed by the Tenant thereon, with all equipment in or appurtenant thereto, except all movable trade fixtures (not including equipment) installed by the Tenant, broom clean, free of sub- tenancies, and in good condition and repair, reasonable wear and tear expected. Any trade fixture or personal property belonging to the Landlord or to any Subtenant, if not removed at such termination, if the Landlord shall so elect, shall be deemed abandoned and become the property of the Landlord without any payment or offset therefore. If the Landlord shall not so elect, the Landlord may remove such fixtures or property from the Premises and store them at the Tenant’s risk and expense. The Tenant shall repair and restore, and save the Landlord harmless from, all damage to the demised Premises caused by such removal whether by the Tenant or by the Landlord.

27. RULES AND REGULATIONS. Tenant shall use the said Premises and the public spaces which contain modes of ingress to or egress from the demised space in accordance with all rules and regulations which may be promulgated by the Landlord and from time to time for the use, operation, occupancy and preservation of and for the purposes of determining the manner and times of access to the building, of which the Premises are a part; and to comply with and abide by the said regulations; and the Tenant acknowledges that the burden of ascertaining said rules and regulations is upon the Tenant and that written notice at any time of any such regulation promulgated by the Landlord, whether theretofore existing or then adopted, will be binding upon the Tenant and that the Tenant will comply with such rules and regulations.

28. USE OF HAZARDOUS MATERIALS. Tenant shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Premises or the Building by Tenant, its agents, employees, contractors or invitees. If Tenant breaches this obligation, Tenant shall indemnify, defend and hold Landlord and Curtis T. Bell, personally, harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including without limitation, diminution in value of the Premises or the Building, damages for the loss or restriction on use of rentable space or of any amenity of the Premises or the Building, damages arising from any adverse impact on marketing of space, and sums paid in settlement of claims, attorney’s fees, consultant fees and expert fees) which arise during or after the lease Term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water, in the Premises or in the Building.

Without limiting the foregoing, if the presence of any Hazardous Material on the Premises or in the Building caused by Tenant, its agents, employees, contractors or invitees results in any contamination of the Premises and/or the Building, Tenant shall promptly take all actions at its sole expense as are necessary to return the Premises and/or the Building to the conditions existing prior to the introduction of any such Hazardous Material to the Premises; provided that Landlord approval of such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises and/or the Building. The foregoing indemnity shall survive the expiration or earlier termination of this Lease. As used herein, the term “Hazardous Material” means such hazardous or toxic substance, material or waste, including, but not limited to, those substances, materials, and wastes listed in the United State Department of Transportation Hazardous Materials Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR Part 302) and amendments thereto, or such substances, materials and wastes that are or become regulated under any applicable local, state or federal law. Landlord and its agents shall have the right, but not the duty, to inspect the Premises at any time to determine whether Tenant is complying with the terms of this Lease. If Tenant is not in compliance with this Lease, Landlord shall have the right to immediately enter Premises to remedy any contamination caused by Tenant’s failure to comply notwithstanding any other provision of this Lease. Landlord shall use its best efforts to minimize interference with Tenant’s business but shall not be liable for any interference caused thereby. Any default under this paragraph shall be a material default enabling Landlord to exercise any of the remedies set forth in this Lease.

In the event that Landlord shall be charged any additional fees by the Environmental Protection Agency, the Department of Health, or any other agency related to the testing or monitoring of environmental issues related to the property due to the use of the Leased Premises by Tenant, Tenant shall reimburse Landlord for any additional charges within 10 days of Landlord notifying Tenant of said charges. Said additional charges shall be deemed Additional Rent under this lease.

29. MISCELLANEOUS.

(a) The failure of Landlord to insist on strict performance of any covenant or condition hereof, or to exercise any option herein contained, shall not be construed as a waiver of such covenant, condition or option in any other instance.

(b) The Tenant shall use only those parking spaces which have been assigned to Tenant by Landlord.

(c) The Tenant shall neither encumber nor obstruct the sidewalk in front of, entrance to the demised Premises, nor allow the same to be obstructed or encumbered in any manner.

(d) Intentionally omitted.

(e) Tenant shall additionally keep the Premises and the surrounding sidewalk free from dirt, trash and rubbish and from bugs, pests and vermin, and in connection therewith, shall hire such pest exterminators (interior or exterior) at Tenant’s cost, as may be necessary.

(f) This Lease contains the entire agreement between the parties and shall not be modified in any manner except by an instrument in writing executed by the parties. If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

(g) The headings in this Lease are included for convenience only and shall not be taken into consideration in any construction or interpretation of this Lease or any of its provisions.

(h) Tenant will use the Premises for the purposes stated on the first page of this Lease and for no other purpose without the prior written consent of Landlord.

30. RADON GAS. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

31. REAL ESTATE BROKERS. Tenant warrants that no broker is involved in his leasing of said premises other than Judy Dolan & St. George Guardabassi of Berger Commercial Realty Corp as agent of the Landlord. Tenant agrees to indemnify and hold harmless the Landlord from any damage to Landlord involving a broker’s commission claim from any other broker. Landlord shall compensate Brokers pursuant to a separate agreement between Landlord and Berger Commercial Realty Corp.

32. KNOWLEDGE OFCONTENTS. Tenant by signing the Lease, admits and acknowledges that the instrument has been read in its entirety and that all agreements, stipulations, and covenants are surely understood by him/her. This Lease Agreement is executed in duplicate with each party acknowledging the receipt of an original.

33. SPECIAL CLAUSES.    ☐ None.    ☒ The parties further agree:

a. Any signage, either painted or attached to the outside of the building, installed by the tenant, must be removed by the tenant, if so requested by the Landlord, at the end of the lease. Any holes, attachments, etc. created by the installation of Tenants signage, shall be repaired and finished to a condition that existed prior to the installation. Drawings for all signage must be submitted, PRIOR TO INSTALLATION, to Landlord for approval. Said approval shall not be unreasonably withheld. Tenant may install signage on the south side of the building and the east side of the building, as permitted by the City of Dania Beach sign code.

b. Tenant shall be responsible for providing service for the maintenance and repair of all HVAC units in the demised Premises. Tenant shall replace, as needed, all bulbs, ballasts in all lighting fixtures in and about the Leased Premises and surrender premises with all lighting fixtures functional.

c. Tenant shall not cut or cause to be made any holes, openings or other intrusions into or through the roof of the demised Premises. No antennas shall be installed upon the building or roof.

d. Tenant acknowledges that in South Florida’s subtropical climate, untreated water intrusion into buildings can quickly lead to growth of mold that may have a detrimental affect upon the Building and its occupants. Tenant shall: (i) continually use the air-conditioning system within the Premises as required by Landlord from time to time to dehumidify the Premises; (ii) not keeping window open for any extended period;

(iii) notify Landlord in writing immediately if water intrusion occurs or if mold is found within the Premises, and in either case, (iv) immediately employ appropriate measures to remedy such water intrusion and remove any such mold.

e. This Lease contains the entire agreement between the parties and shall not be modified in any manner except by an instrument in writing executed by the parties. If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

f. The headings in this Lease are included for convenience only and shall not be taken into consideration in any construction or interpretation of this Lease or any of its provisions.

g. Tenant will use the Premises for the purposes stated on the first page of this Lease and for no other purpose without the prior written consent of Landlord. Notwithstanding such restriction, Landlord does not warrant or represent that said Premises may be used for such purposes by governmental authorities.

h. Upon submission of lease to Landlord along with property prepayment of rent, security deposit and insurance naming the Landlord, as additional insured, the Tenant may have occupancy to the Leased Premises to prepare the space for Tenant’s use.

i. Landlord shall provide Tenant with the use of four (4) reserved parking spaces in the parking area closest to the Leased Premises during normal business hours (7:00 am to 6:00 pm, Monday through Friday). Landlord shall install signs stating “Reserved” with the times listed. Landlord shall not be responsible for monitoring the spaces nor for enforcing the use.

THIS LEASE REPRESENTS THE ENTIRE AGREEMENT BETWEEN THE PARTIES NO ORAL MODIFICATIONS ARE PERMITTED. ANY CHANGES OR ADDITIONS MUST BE IN WRITING SIGNED BY BOTH PARTIES.

IN WITNESS WHEREOF, the parties hereto have duly executed this Lease as of the day and year first above written. READ, ACKNOWLEDGED AND ACCEPTED.

	Landlord	Farrell Marine Holdings JJ Center, LLC
a Florida Limited Liability Company
Witnesses as to Landlord:
By:

	Title:	Manager

Witnesses as to Tenant:	Tenant:	FMC Globalsat, Inc.,
A Florida Corporation
CFO
	By:	/s/ Emmanuel Cotrel

	Title:	Emmanuel Cotrel - CEO